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Samsung Corporation
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Scott Schecter	Hulus Alpay
Chief Financial Officer	Investor Relations
HydroGen Corporation	Makovsky + Company
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sschecter@hydrogenllc.com	halpay@makovsky.com

HydroGen Corporation and Samsung Corporation Enter Into a Series of Strategic Cooperation Agreements for the Sale, Marketing & Distribution of Fuel Cell Power Plants

Cleveland, Ohio, USA and Seoul, Republic of Korea – January 15, 2008 – HydroGen Corporation (Nasdaq: HYDG) and Samsung Corporation, announced today that they have entered into a series of strategic cooperation agreements.

With the intent to establish a broad scope of cooperation, the companies have entered into a Master Cooperation Agreement, an Exclusive Distribution and Marketing Agreement (under which Samsung will act as HydroGen's sole and exclusive distributor to market, distribute and sell its phosphoric acid fuel cell (“PAFC”) power plants for hydrogen available applications in Asia, the Middle East and certain other regions), and a non-binding Letter of Intent for the sale of an initial 5 MW fuel cell power plant.

Master Cooperation Agreement Signed

Under the terms of the Master Cooperation Agreement, HydroGen and Samsung will cooperate for the sale and marketing of multi-megawatt fuel cell power plants utilizing HydroGen’s technology into a territory covering Asia, the Middle East and certain other regions. Specifically, among other areas of cooperation, HydroGen will sell Samsung its fuel cell power plants for hydrogen-available applications, and will cooperate with Samsung with regard to training, technology development and support, balance of plant procurement and other areas. Samsung will market, distribute and sell HydroGen’s PAFC power plants within the stated territory, and will purchase and operate PAFC power plants for the purpose of selling electricity and heat.

Agreement for Natural Gas Market Anticipated in mid-2008
Additionally, HydroGen has agreed to produce, within 6 months, a design for multi-megawatt PAFC power plants operating on natural gas based on specifications established by the parties. This work builds upon prior design work that has been completed and previously announced. Upon satisfactory completion of the design, the parties plan to enter into an Exclusive Distribution and Marketing Agreement for multi-megawatt PAFC power plants fueled by natural gas.

Balance of Plant Technology Transfer, Licensing, and Technical Support Agreement
The parties have also agreed that after HydroGen's delivery of the first hydrogen-based power plant, they intend to negotiate a Balance of Plant Technology Transfer, Licensing, and Technical Support Agreement in which Samsung will obtain certain rights to deliver to Samsung's customers, fuel cell power plants utilizing HydroGen's power plant designs and related intellectual property in return for a royalty fee. HydroGen also has the right to license any new balance of plant intellectual property created by Samsung in exchange for a royalty fee.

Exclusive Distribution and Marketing Agreement Signed

HydroGen and Samsung have signed an Exclusive Distribution and Marketing Agreement, in which Samsung will act as HydroGen's sole and exclusive distributor to market, distribute and sell HydroGen’s PAFC power plants for hydrogen-available market applications in a territory primarily encompassing Asia and the Middle East. The agreement runs through 2015. Both parties will establish and work to achieve certain performance targets throughout the life of the agreement.

Letter of Intent for Sale of Initial 5 MW Fuel Cell Plant Signed

The parties have concurrently entered into a non-binding Letter of Intent for the sale by HydroGen to Samsung of an initial hydrogen-based fuel cell power plant of 5 MW, and have agreed to negotiate toward a definitive purchase agreement.

Mr. Sung-Ha Chi, President and CEO, Samsung Trading Group, stated: “This strategic cooperation between Samsung and HydroGen is based on the strong synergies between Samsung’s brand value and the outstanding fuel cell technology of HydroGen, and we believe that these synergies will help to create a world-leading partnership in large-scale fuel cell systems. Samsung Corporation’s strategic plan is to initiate its fuel cell business in Korea, where market conditions are very strong, and using the know-how developed, to expand the business to the Asian and Middle Eastern markets. Samsung Corporation plans not only to sell fuel cell power plants using HydroGen’s technology, but also to operate fuel cell plants in the role of an independent power producer. In the long term, Samsung Corporation is looking forward to the possibility of establishing a Joint Venture with HydroGen for the production of balance of plant (BOP) components and/or fuel cell stacks and modules.”

John Freeh, CEO of HydroGen commented: “With this series of agreements, Samsung and HydroGen have formed a partnership that positions our companies for market leadership in the multi-megawatt fuel cell arena. This partnership will accelerate our program of commercialization by providing unique access to the rapidly growing Asian and Middle Eastern markets for clean energy technology. Samsung’s global reach and world class capabilities, particularly in the chemical and related industries that represent our key target markets, will effectively open the global market place for our fuel cell product. Our companies have worked closely to evaluate our respective capabilities and strategic alignment, and have developed a strong working relationship. We look forward to working in partnership with the fine people at Samsung, and we value their commitment, expertise and support.”

Conference Call & Webcast:
HydroGen Corporation has scheduled a conference call for Wednesday, January 16, 2008, at 4:30 p.m., Eastern Time, to discuss this press release. To participate in the call, please dial toll free (USA/Canada) (877) 397-0284 or (International) (719) 325-4899 a few minutes prior to the start time and specify the HydroGen Conference Call. Replay of the call will be available until 11:59 p.m., Eastern Time, on January 30, 2008, by dialing (USA/Canada) (888) 203-1112 or (International) (719) 457-0820 and Digital Pin Code 5627974. The live broadcast and archive of HydroGen’s conference call will be available online: http://investor.shareholder.com/media/eventdetail.cfm?mediaid=29310&C=HYDG&mediakey=5D3213C79D8ED1B18586FCE8B916E8AC&e=0.

About Samsung Corporation

Samsung Corporation, founded in 1938, has been at the forefront of Korea’s economic growth with its outstanding manpower and expertise. Samsung Corporation has merged with Samsung Construction in 1996 and now operates in 89 offices in 44 countries around the world.

The Trading Group of Samsung Corporation particularly focuses on trading and investment by fully leveraging upon its global network. The main business activities of Samsung Corporation span across natural resources development, trading, investment, operation, project organizing and business development in industries ranging from energy, minerals, electronic materials, chemicals, steel & iron, plant & machineries and textiles.

Under the corporate vision "A Global Value Creating Company", Samsung Corporation will further expand investment in strategic businesses such as M&A and new and renewable energy for future growth.

About HydroGen Corporation
HydroGen Corporation, through its wholly-owned subsidiary, HydroGen, LLC, is a developer of multi-megawatt fuel cell systems utilizing its proprietary 400 kW phosphoric acid fuel cell (PAFC) technology. Advancing fuel cell technology originally developed by Westinghouse Corporation, the Company targets market applications where hydrogen is currently available and other drivers favoring the adoption of fuel cells are present.

Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding HydroGen's anticipated economically competitive fuel cell systems. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as fluctuations in demand for HydroGen's products, HydroGen's ability to maintain strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of HydroGen's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in HydroGen's filings with the United States Securities and Exchange Commission. HydroGen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.